UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2013

XENITH BANKSHARES, INC.

(Exact name of Registrant as specified in charter)

Virginia	000-53380	80-0229922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One James Center, 901 E. Cary Street, Suite 1700 Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (804) 433-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of Xenith Bankshares, Inc. (the “Company”) held on May 2, 2013, the matters listed below were submitted to a vote of the Company’s shareholders. Set forth below are the final voting results on each such matter.

1. Election of Directors.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Larry L. Felton	7,279,056	29,815	1,617,272
Palmer P. Garson	7,279,610	29,261	1,617,272
Patrick D. Hanley	6,347,606	961,265	1,617,272
Peter C. Jackson	7,279,940	28,931	1,617,272
T. Gaylon Layfield, III	7,279,250	29,621	1,617,272
Michael A. Mancusi	7,278,576	30,295	1,617,272
Malcolm S. McDonald	7,278,056	30,815	1,617,272
Robert J. Merrick	7,278,976	29,895	1,617,272
Scott A. Reed	7,279,940	28,931	1,617,272
Mark B. Sisisky	6,347,655	961,216	1,617,272
Thomas G. Snead, Jr.	7,278,335	30,536	1,617,272

Each nominee listed above was duly elected. There were no abstentions in the voting for directors.

2. Ratification of Appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Votes For	Votes Against	Abstentions
8,870,625	8,026	47,492

The appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified. There were no broker non-votes in the ratification of the appointment of the independent registered public accounting firm.

3. Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,995,754	159,583	153,534	1,617,272

The compensation of the Company’s named executive officers was approved on an advisory basis.

4. Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of the Company’s Named Executive Officers.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
6,741,444	143,741	194,905	228,781	1,617,272

The Company’s shareholders voted, on an advisory basis, on the frequency of future advisory votes on the compensation of the Company’s named executive officers as set forth above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2013

XENITH BANKSHARES, INC.

By:	/s/ THOMAS W. OSGOOD
Thomas W. Osgood
Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer

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